Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of the 27th day of July, 2009, by and among GreenMan Alternative Energy, Inc., an Iowa corporation (the “Buyer”), American Power Group, Inc., an Iowa corporation (the “Seller”), GreenMan Technologies, Inc., a Delaware corporation (the “Parent”) and Morse, Barnes-Brown & Pendleton, P.C. (the “Escrow Agent”).

WHEREAS, the Seller and the Parent have entered into an Exclusive Patent License Agreement dated as of June 17, 2009 (the “License”), pursuant to which the Seller has licensed  to the Parent certain Patent Rights (as such term is defined in the License) in exchange for the issuance by the Parent of shares of the Parent’s common stock and the obligation of Parent to make certain cash payments to the Seller;

WHEREAS, the Buyer, the Seller and, for certain limited purposes, the Parent have entered into an Asset Purchase Agreement dated as of July 27, 2009 (the “Purchase Agreement”), pursuant to which the Buyer is purchasing certain assets, subject to certain liabilities, from the Seller;

WHEREAS, the Purchase Agreement contemplates the establishment of an escrow arrangement to secure rights to indemnification of the Buyer under the Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1   Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

ARTICLE II

ESCROW AND INDEMNIFICATION

Section 2.1   Funding of Escrow.  Pursuant to Section 5.03 of the Purchase Agreement, Parent, on behalf of Buyer, may from time to time deposit certain funds, which would otherwise be due and payable to Seller under the License Agreement, with the Escrow Agent as security for the indemnification provided for in Article V of the Purchase Agreement (such amounts, collectively, the “Escrow Funds”).

Section 2.2   Deposit of Escrow Funds.  The Escrow Agent shall deposit the Escrow Funds in a federally insured, interest-bearing separately designated account or sub-account (the “Escrow Account”) at Citizens Bank, Massachusetts, USA, or at such other bank or financial institution as the Escrow Agent may use from time to time as a depository for its own funds. Interest income from such deposit shall be held by the Escrow Agent in the Escrow Account and shall be considered part of the Escrowed Funds.

Section 2.3   Release of Escrow Funds.  The Escrow Agent shall not release any portion of the Escrow Funds to Buyer, Seller or Parent except (i) upon receipt of written directions signed on behalf of Buyer, Seller and Parent (an “Escrow Certificate”) or (ii) in the absence of an Escrow Certificate, in accordance with the written determination of the arbitrator as provided in Section 7.06 of the Purchase Agreement (an “Arbitration Award”). The Escrow Agent shall be entitled to rely on either such Escrow Certificate or such determination and shall distribute cash from the Escrow Fund in accordance with the terms thereof.

Section 2.4   Trust Fund. The Escrow Funds shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent shall hold and safeguard the Escrow Funds until the Escrow Funds are released pursuant to Section 2.3 upon the delivery of an Escrow Certificate or  Arbitration Award.

Section 2.5   Escrow Non-Exclusive. The escrow created under this Agreement shall be for the convenience of the parties, but neither this Agreement, nor any provision hereof, nor the existence of the Escrow Funds, shall be deemed to limit the right of the Buyer to indemnification in any amount under the Purchase Agreement.

ARTICLE III

CONCERNING THE ESCROW AGENT

Section 3.1   Fees and Expenses.

(a)           The Escrow Agent will be entitled to reasonable compensation for its ordinary services under this Agreement, such services to be charged at the Escrow Agent’s then-prevailing standard hourly rates for legal services. The Escrow Agent shall be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred in the performance of its duties hereunder. All such fees and expenses shall be paid by the Parent.

(b)           In the event that the Escrow Agent renders any services jointly requested by the Seller, on the one hand, and the Buyer or the Parent, on the other hand, that are not provided for in this Agreement or there is any assignment of any interest in the subject matter of this escrow or modification of any interest, the Escrow Agent will be reasonably compensated for such extraordinary services (to be charged at its then-prevailing standard hourly rates for legal services), and will be reimbursed for all reasonable costs, third-party, unaffiliated attorneys’ fees and expenses occasioned thereby, which compensation, costs, fees and expenses shall be paid by the party requesting such additional service or whose interest is assigned or modified.

Section 3.2   Responsibility of the Escrow Agent.

(a)           If any party to this Agreement disagrees on anything connected with this escrow, (i) the Escrow Agent will not have to settle the matter, (ii) the Escrow Agent may wait for a settlement by appropriate legal proceedings or other means it may require, and in such event it will not be liable for interest or damages, and (iii) the Escrow Agent is entitled to hold the Escrow Funds in the Escrow Account pending settlement of the disagreement by any of the above means.

(b)           The Escrow Agent is to act as a depository agent only and is hereby relieved of any liability in connection with any representations made by the other parties hereto or any of their agents.

Section 3.3   Limitation of Escrow Agent’s Liability.

(a)           The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document (other than the Purchase Agreement), and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own gross negligence or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

(b)           The Seller, the Buyer and the Parent hereby jointly and severally agree to indemnify the Escrow Agent and its shareholders, officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense arising under this Agreement, including, but not limited to reasonable attorneys’ fees and expenses, unless such loss, liability or expense is due to the gross negligence or willful misconduct on the part of the Escrow Agent. This right of indemnification shall survive the termination of this Agreement and the resignation of the Escrow Agent.

Section 3.4   Acknowledgement and Waiver of Potential Conflict. The Seller acknowledges and agrees that (a) the Escrow Agent has served as legal counsel to the Buyer and Parent in connection with the negotiation and execution of the Purchase Agreement and the other agreements and documents executed in connection therewith and the transactions contemplated thereby; (b) the Escrow Agent may be deemed to have a conflict of interest in serving as Escrow Agent hereunder; and (c) the Escrow Agent has agreed to serve as Escrow Agent hereunder at the mutual request of, and as an accommodation to, the Seller, the Buyer and the Parent. Accordingly, the Seller, the Buyer and the Parent each (i) irrevocably waive any such conflict, and any objection thereto, to the fullest extent of the law, and (ii) agree not to raise any objection to the existence of such conflict of interest in connection with the performance of this Escrow Agreement or any dispute among the parties with respect thereto.

Section 3.5   Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the Seller, the Buyer and the Parent. Such resignation shall take effect not less than 30 days after such notice is given. In such event, the Parent may appoint a successor Escrow Agent. If the Parent fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from the Parent as to the transfer of the Escrow Funds to a successor escrow agent.

ARTICLE IV

GENERAL PROVISIONS; ADDITIONAL AGREEMENTS

Section 4.1   Termination. This Agreement shall terminate upon the earlier to occur of (a) the repayment in full of the principal amount of the Goodwill Gross-up Note and the Goodwill True-up Note, if any, together with all interest accrued thereon, or (b) the prior written agreement of the parties.

Section 4.2   Notices. Any notices, waivers, correspondences or other communications required under or pertaining to this Agreement shall be in writing and shall be delivered by hand, or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by one of the foregoing methods, to the other party. Notices will be deemed effective (a) three (3) working days after deposit, postage prepaid, if mailed, (b) the next day if sent by overnight mail, or (c) the same day if sent by facsimile and confirmed as set forth above or delivered by hand.  Unless changed in writing in accordance with this Section, the notice address for each of the Parties shall be as follows:

If to the Buyer or the Parent:

GreenMan Technologies, Inc.
7 Kimball Lane
Lynnfield, Massachusetts 01940
Attention: Mr. Charles E. Coppa
Telephone: (781) 224-2411
Facsimile: (781) 224-0114

If to the Seller:

Rick Kremer
9159 St. Rt. 118
Ansonia, OH  45303
Telephone: (937) 547-9633
Facsimile: ______________

If to the Escrow Agent:

Morse, Barnes-Brown & Pendleton, P.C.
Reservoir Place
1601 Trapelo Road
Waltham, Massachusetts 02451
Attention: Carl F. Barnes
Telephone: (781) 622-5930
Facsimile: (781) 622-5933

Any party may change its address for receiving notices by giving written notice of such change to the other party in accordance with this Section 4.2.

Section 4.3   Waiver of Jury Trial. If this Agreement is found to be not subject to arbitration, each party irrevocably agrees that all legal proceedings will be tried in a court of competent jurisdiction by a judge without a jury. Each party waives any right to a jury trial in any such proceeding and agrees to take, or not to take, such action as is appropriate to give effect to this provision.

Section 4.4   Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one in the same instrument.

Section 4.5   Amendment; Waiver. This Agreement may be amended, modified or supplemented by a writing signed by the parties against whom enforcement of any amendment is sought. Any party hereto may, by a written signed instrument, extend the time for or waive the performance of any of the obligations of any other party hereto or waive compliance by such other party with any of the covenants or conditions contained herein.

Section 4.6   Entire Agreement. This Agreement, together with the Purchase Agreement, constitutes the entire agreement among the parties, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth or provided for in this Agreement relating to the subject matter hereof.

Section 4.7   Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither this Agreement nor any of the parties’ rights hereunder shall be assignable by any party without the prior written consent of the other parties.

Section 4.8   Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 4.9   Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 4.10   Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

Section 4.11   No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 4.12   No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

Section 4.13   Tax Reporting Information and Certification of Tax Identification Numbers.

(a)           The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Funds which shall not have been distributed pursuant to Section 2.3 in respect to any tax year shall be allocable 50% to the Buyer and 50% to the Seller.

(b)           The Buyer and the Seller agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and any other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first written above.

THE PARENT:

GREENMAN TECHNOLOGIES, INC.

By:    /s/ Charles E. Coppa
Charles E. Coppa,
Chief Financial Officer

COMMONWEALTH OF MASSACHUSETTS, ESSEX COUNTY, SS:

On this 27th day of July, 2009, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Charles E. Coppa, to me personally known, who being by me duly sworn, did say that he is the Chief Financial Officer of said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said Charles E. Coppa as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.

/s/ Cynthia A. Gray
NOTARY PUBLIC IN AND FOR THE
COMMONWEALTH OF MASSACHUSETTS

[SEAL]

[Escrow Agreement]

THE BUYER:

GREENMAN ALTERNATIVE ENERGY, INC.

By:     /s/ Charles E. Coppa
Charles E. Coppa
Treasurer

COMMONWEALTH OF MASSACHUSETTS, ESSEX COUNTY, SS:

On this 27th day of July, 2009, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Charles E. Coppa, to me personally known, who being by me duly sworn, did say that he is the Treasurer of said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said Charles E. Coppa as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.

/s/ Cynthia A. Gray
NOTARY PUBLIC IN AND FOR THE
COMMONWEALTH OF MASSACHUSETTS

[SEAL]

[Escrow Agreement]

THE SELLER:

AMERICAN POWER GROUP, INC.

By:    /s/ Rick Kremer
Rick Kremer, President

STATE OF OHIO, DARKE COUNTY, SS:

On this 27th day of July, 2009, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Rick Kremer, to me personally known, who being by me duly sworn, did say that he is the President of said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said Rick Kremer as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.

/s/ Wendy Aultman
NOTARY PUBLIC IN AND FOR THE
STATE OF OHIO

[SEAL]

[Escrow Agreement]

THE ESCROW AGENT:

MORSE, BARNES-BROWN & PENDLETON, P.C.

By: /s/ Carl F. Barnes
Carl F. Barnes, Vice President

COMMONWEALTH OF MASSACHUSETTS, MIDDLESEX COUNTY, SS:

On this 27th day of July, 2009, before me, the undersigned, a Notary Public in and for said County and Commonwealth, personally appeared Carl F. Barnes, to me personally known, who being by me duly sworn, did say that he is the Vice President of said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said Carl F. Barnes as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.

/s/ Kevin M. Johnson
NOTARY PUBLIC IN AND FOR THE
COMMONWEALTH OF MASSACHUSETTS

[SEAL]

Escrow Agreement]